Exhibit (h)(1)(c)

Amendment to Amended and Restated Fund Accounting and Administration Agreement

Dated April 12, 2010

Between

ALPS Fund Services, Inc.

and

Forward Funds

THIS AMENDMENT is made as of May 1, 2016 by and between ALPS Fund Services, Inc. (“ALPS”) and Forward Funds (the “Fund” or the “Trust”).

WHEREAS, ALPS and the Fund have entered into an Amended and Restated Fund Accounting and Administration Agreement (the “Agreement”) effective April 12, 2010; and

WHEREAS, the Board of Trustees (the “Board”) of the Trust approved on September 22, 2015 the merger of the Forward Balanced Allocation Fund into the Salient Adaptive Income Fund (formerly known as the Forward Income Builder Fund) and the merger of the Forward Multi-Strategy Fund and Growth & Income Fund into the Salient Adaptive Balanced Fund (formerly known as the Forward Growth Allocation Fund), effective January 22, 2016; and

WHEREAS, the Board approved on January 26, 2016 name changes to all of the series of the Trust (together, the “Funds”), effective May 1, 2016; and

WHEREAS, in light of the foregoing, ALPS and the Trust wish to modify the Appendix A – Portfolios List of the Agreement to reflect the new names of the Funds;

NOW, THEREFORE, the parties hereto, intending to be legally bound, agree as follows:

1.	Appendix A – Portfolios List. Appendix A is replaced in its entirety with the attached Appendix A.

2.	Remainder of the Agreement. All services under Section 1 of the Agreement shall continue until such services are no longer rendered. All other provisions of the Agreement shall remain unchanged.

IN WITNESS WHEREOF, this Amendment has been executed by a duly authorized representative of each of the parties hereto as of the date of the Amendment first set forth above.

ALPS Fund Services, Inc.		Forward Funds

By:	/s/ Jeremy O. May	By:	/s/ Robert S. Naka
Name:	Jeremy O. May	Name:	Robert S. Naka
Title:	President	Title:	Vice President

APPENDIX A

DATED AS OF MAY 1, 2016

TO THE AMENDED AND RESTATED FUND ACCOUNTING AND

ADMINISTRATION AGREEMENT

Portfolio List

Allocation Funds

Salient Adaptive Balanced Fund	Salient Adaptive Income Fund

Non-Allocation Funds

Salient Adaptive US Equity Fund	Salient International Small Cap Fund
Salient Commodity Long/Short Strategy Fund	Salient Investment Grade Fund
Salient EM Corporate Debt Fund	Salient Real Estate Fund
Salient EM Dividend Signal Fund	Salient Select Income Fund
Salient EM Infrastructure Fund	Salient Select Opportunity Fund
Salient Frontier Strategy Fund	Salient Tactical Growth Fund
Salient High Yield Fund	Salient Tactical Muni Strategy Fund
Salient International Dividend Signal Fund	Salient Tactical Real Estate Fund
Salient International Real Estate Fund	Salient US Dividend Signal Fund